Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Avaya Inc., a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (the “Report”).

WHEREAS, the undersigned is a Director (and/or Officer) of the Company, as indicated below his or her signature.

NOW, THEREFORE, the undersigned hereby constitutes and appoints Pamela F. Craven and Amarnath K. Pai and each of them, as attorneys, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director and Officer of the Company, to execute and file such Report and any amendments or supplements thereto, with all exhibits thereto, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 8th day of December 2006.

By:	/s/ BRUCE R. BOND	By:	/s/ JOSEPH P. LANDY
Name:	Bruce R. Bond	Name:	Joseph P. Landy
Title:	Director	Title:	Director
By:	/s/ FRANK J. FANZILLI	By:	/s/ PHILIP A. ODEEN
Name:	Frank J. Fanzilli	Name:	Philip A. Odeen
Title:	Director	Title:	Chairman of the Board
By:	/s/ MARK LESLIE	By:
Name:	Mark Leslie	Name:	Daniel C. Stanzione
Title:	Director	Title:	Director
By:	/s/ HELLENE S. RUNTAGH	By:	/s/ ANTHONY P. TERRACCIANO
Name:	Hellene S. Runtagh	Name:	Anthony P. Terracciano
Title:	Director	Title:	Director
By:	/s/ PAULA STERN	By:	/s/ RICHARD F. WALLMAN
Name:	Paula Stern	Name:	Richard F. Wallman
Title:	Director	Title:	Director
By:	/s/ RONALD L. ZARRELLA
Name:	Ronald L. Zarrella
Title:	Director